UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2019

DOCUMENT SECURITY SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

New York	001-32146	16-1229730
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Canal View Boulevard Suite 300 Rochester, NY	14623
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (585) 325-3610

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock, $0.02 par value per share	DSS	The NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement

The disclosure set forth below in Item 2.03 is incorporated in its entirety into this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On June 27, 2019, Premier Packaging Corporation. (“Premier”), a wholly-owned subsidiary of Document Security Systems, Inc. (the “Company”), entered into an Amended and Restated Loan and Security Agreement (the “Agreement”) with Citizens Bank N.A. (“Citizens”), pursuant to which Citizens provided Premier with a loan in the principal amount of $1,156,741.69 (the “Loan”) as evidenced by a consolidated term note (the “Note”) in the principal amount of $1,156,741.69 with a maturity date of June 27, 2029. Premier shall pay to Citizens consecutive monthly installments of principal and interest in the amount of $7,180.61 against the Note based on a twenty (20) year amortization. The aggregate principal balance outstanding under the Note bears interest at a per annum rate equal to 4.22%. Premier has the option to prepay all or any part of the principal balance of the Note at a premium rate. In connection with the Loan, Premier granted Citizens a security interest in all of its assets including the property located at 6 Framark Drive, Victor, New York 14564 (the “Property”) . Under the terms of the Agreement, Premier is subject to certain financial negative covenants, including:

●	Current Ratio - Premier shall not permit its Current Assets (as defined in the Agreement) to Current Liabilities (as defined in the Agreement) to be less than 1.25 to 1.0, at any time, reported on a rolling four quarter basis;
●	Debt to Tangible Net Worth Ratio – Premier shall not permit the ratio of its Indebtedness (as defined in the Agreement) to Tangible Net Worth (as defined in the Agreement) to be greater than 3.0 to 1.0 at any time; and
●	EBITDA – Premier shall not permit the ratio of its EBITDA, minus taxes paid in cash, Distributions and Unfinanced CAPEX, to Interest Expense plus CMLTD (as all of such terms are defined in the Agreement), to be less than 1.15 to 1.0 for any fiscal year for the four (4) consecutive fiscal quarters ending at the end of each fiscal quarter.

The Agreement includes customary representations, warranties and covenants (affirmative and negative), including, but not limited to, restrictive covenants that, among other things, limit Premier’s ability to: dispose of all or any part of its business or property; merge or consolidate with or into any other business organization; incur additional indebtedness; declare or pay any dividend or make a distribution on any class of Premier’s capital stock; in each case subject to certain specified exceptions set forth in the Agreement.

The Agreement also includes standard events of default, including, but not limited to, payment defaults; breaches of covenants following any applicable cure period; default or breach of any liability, obligation, covenant or undertaking to Citizens; failure to maintain the Collateral (as defined in the Agreement); default or breach of any material liability, obligation or undertaking of Premier or any Guarantor of the Obligations (as defined in the Agreement) to any person other than Citizens or its affiliates; the liquidation, termination or dissolution of Premier or any Guarantor, or the merger or consolidation of Premier or any Guarantor with or into another entity, or Premier’s or any Guarantor’s ceasing to carry on actively its present business or the appointment of a receiver for its property, or, without the prior written consent of Citizens, the sale or transfer of ownership of any interest in Premier; or the institution by or against Premier or any Guarantor of any proceedings under the Bankruptcy Code 11 USC §101 et seq. or any other insolvency, debtor relief or debt adjustment law or any other law in which Premier or any Guarantor is alleged to be insolvent or unable to pay its debts as they mature. Upon the occurrence of an event of default, Citizens may declare all outstanding obligations immediately due and payable without notice or demand, take such actions as it considers necessary or reasonable to protect its security interest in the Collateral and take such other actions as are set forth in the Agreement.

The Company and its subsidiaries, Secuprint, Inc. and Plastic Printing Professionals, Inc., each acted as individual guarantors (individually a “Guarantor” and collectively the “Guarantors”) of Premier’s payment of the Loan to Citizens pursuant to the terms of a Guaranty (the “Guaranty”).

In connection with the Loan, Premier and Citizens entered into a Commercial Mortgage, Security Agreement and Assignment of Leases and Rents With Consolidation, Modification and Extension Agreement (the “CEMA”), pursuant to which Premier and Citizens consolidated prior mortgages granted by Premier to Citizens with the mortgage granted by Premier to Citizens in connection with the Loan to form a single first mortgage lien on the Property. Pursuant to the CEMA, Premier also assigned to Citizens its rights under any and all leases, rents and other amounts owed to Premier with respect to the lease, use or occupancy of the Property.

The form of Agreement, Note, CEMA and Guaranty are filed as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, to this Current Report on Form 8-K. The foregoing summary description of the terms of the Agreement, Note, CEMA and Guaranty are qualified in their entirety by reference to the full text of each exhibit.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Form of Amended and Restated Loan and Security Agreement by and between Premier Packaging Corporation. and Citizens Bank N.A.,

10.2	Form of Consolidated Term Note,

10.3	Form of Commercial Mortgage, Security Agreement and Assignment of Leases and Rents With Consolidation, Modification and Extension Agreement by and between Premier Packaging Corporation. and Citizens Bank N.A.,

10.4	Form of Guaranty

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

DOCUMENT SECURITY SYSTEMS, INC.

Dated: July 1, 2019	By:	/s/ Frank D. Heuszel
	Name:	Frank D. Heuszel
	Title:	Chief Executive Officer and Interim Chief Financial Officer